Exhibit 99.1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollywood Software, Inc.
Hollywood, California

We have audited the accompanying balance sheets of Hollywood Software, Inc. (the "Company") as of March 31, 2002 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hollywood Software, Inc. as of March 31, 2002 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
July 3, 2003
Los Angeles, California

                            HOLLYWOOD SOFTWARE, INC.
                                 BALANCE SHEETS


                                                     MARCH 31,
                                                     --------
                                                 2002      2003

                     Assets
Current assets
Cash and cash equivalents..................... $235,195  $262,297
Accounts receivable, net of allowance for
doubtful accounts of $0 and $5,325,
respectively..................................  187,099   332,322
Prepaids and other current assets.............   16,260     9,510
                                                 ------     -----

Total current assets..........................  438,554   604,129
Property and equipment, net (Note 3)..........   45,244    30,678
Capitalized software costs, net (Note 3)......  380,407   479,317
                                                -------   -------

Total assets.................................. $864,205$1,114,124
                                               ==================

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses
(Note 3)......................................  $53,381   $79,191
Current portion of notes payable (Note 5).....   12,500     8,333
Deferred taxes (Note 6).......................    3,200    51,300
Deferred revenue (Note 3).....................  459,853   530,124
                                                -------   -------

Total current liabilities.....................  528,934   668,948
Notes payable, net of current portion
(Note 5)......................................    8,333        --
                                                  -----        --

Total liabilities.............................  537,267   668,948
                                                -------   -------

Commitments and contingencies (Note 8)
Stockholders' equity
Common stock, no par value, 50,000,000 shares
authorized, 10,000,000 shares issued and
outstanding as of March 31, 2002 and 2003.....   20,000    20,000
Retained earnings.............................  306,938   425,176
                                                -------   -------

Total stockholders' equity....................  326,938   445,176
                                                -------   -------

Total liabilities and stockholders' equity.... $864,205$1,114,124
                                               ==================


See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                            STATEMENTS OF OPERATIONS

                                              YEARS ENDED MARCH 31,
                                              ---------------------
                                                2002        2003
                                                ----        ----
Revenues
License fees...............................   $296,476   $546,914
Maintenance fees...........................    474,138    489,329
Development fees...........................    230,500    189,205
Consulting fees............................    890,451    682,798
                                               -------    -------

Total revenues.............................  1,891,565  1,908,246
                                             ---------  ---------

Costs and operating expenses
Costs of revenues..........................    367,593    318,710
Research and development...................    387,477    289,424
General and administrative.................  1,176,004  1,131,256
                                             ---------  ---------

Total costs and operating expenses.........  1,931,074  1,739,390
                                             ---------  ---------

Income (loss) from operations..............   (39,509)    168,856
Interest expense...........................    (4,769)     (2,264)
Other income...............................      7,473        546
                                                 -----        ---

Income (loss) before income taxes..........   (36,805)    167,138
Income taxes...............................        800     48,900
                                                   ---     ------

Net income (loss)..........................  $(37,605)   $118,238
                                             =========   ========

Earning (loss) per share (Note 2):
Basic......................................    $(0.00)      $0.01
                                               =======      =====

Diluted....................................    $(0.00)      $0.01
                                               =======      =====

Weighted average number of shares (Note 2):
Basic...................................... 10,000,000 10,000,000
                                            ========== ==========

Diluted.................................... 10,000,000 10,293,167
                                            ========== ==========




See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    Common   Retained
                                                     Stock   Earnings    Total
                                                   -------   --------   --------
Balance, April 1, 2001....................         $20,000   $344,543   $364,543

Net loss..................................              --   (37,605)   (37,605)
                                                        --   --------   --------

Balance, March 31, 2002...................          20,000    306,938    326,938

Net income................................              --    118,238    118,238
                                                        --    -------    -------



Balance, March 31, 2003...................         $20,000    425,176   $445,176
                                                   =======    =======   ========




See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                            STATEMENTS OF CASH FLOWS


                                               YEARS ENDED MARCH 31,
                                               ---------------------
                                                 2002       2003
                                                 ----       ----
Cash flows from operating activities
Net income (loss)............................. $(37,605) $118,238
Adjustments to reconcile net income (loss)
to cash provided by operating activities:
Depreciation..................................   21,020    27,067
Amortization of software development costs....  129,688   186,837
Provision for doubtful accounts...............       --     5,325
Deferred taxes................................       --    48,100
Changes in operating assets and liabilities:
Accounts receivable........................... (104,583) (150,548)
Prepaids and other current assets.............   13,560     6,750
Accounts payable and accrued liabilities......  (97,166)   25,810
Deferred revenue..............................   95,645    70,271
                                                 ------    ------

Net cash provided by operating activities.....   20,559   337,850
                                                 ------   -------

Cash flows from investing activities
Purchases of property and equipment...........  (14,790)  (12,501)
Capitalized software development costs........ (204,895) (285,747)
                                               --------- ---------

Net cash used in investing activities......... (219,685) (298,248)
                                               --------- ---------

Cash flows from financing activities
Proceeds from issuance of notes payable.......   25,000        --
Repayment of notes payable....................   (4,167)  (12,500)
                                                 -------  --------

Net cash provided (used) in financing
activities....................................   20,833   (12,500)
                                                 -------  --------

Net (decrease) increase in cash and cash
equivalents Cash and cash equivalents,.......  (178,293)   27,102
beginning of year.............................  413,488   235,195
                                                -------   -------

Cash and cash equivalents, end of year........ $235,195  $262,297
                                               ========  ========

Supplemental cash flow disclosures:
Interest paid.................................   $4,769    $2,264
Taxes paid....................................       --        --
                                                     ==        ==



See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1--COMPANY ORGANIZATION AND NATURE OF OPERATIONS

Hollywood Software, Inc. ("Company") was incorporated in California in October 1997. The Company is a leading provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software applications manage the planning, booking, scheduling, revenue sharing, cash flow, and reporting associated with the distribution and exhibition of theatrical films. Services include strategic and technical consulting, systems implementation and training.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all liquid assets with an initial maturity date that is less than three months from the date of purchase to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents, to the extent they exceed federal depository insurance limits, and accounts receivable. The Company places its cash with high credit quality financial institutions. As of March 31, 2002 and 2003, uninsured cash balances aggregated $135,195 and $162,297, respectively.

The Company customer base primarily includes film distributors and theatre owners through the United States and Canada. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and the Company's analysis of the accounts receivable balances outstanding. As of March 31, 2002, four customers accounted for 26%, 24%, 21% and 10% of revenues and three customers accounted for 45%, 23% and 14% of accounts receivable. As of March 31, 2003, three customers accounted for 28%, 14% and 13% of revenues and five customers accounted for 26%, 16%, 15%, 10% and 10% of accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the double-declining balance method over the useful lives of the respective assets as follows:


                                                     USEFUL LIVES
Computer software.................................       3
Computer equipment................................       5
Furniture and fixtures............................       7
Leasehold improvements............................   Lease term or
                                                      useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long- lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the years ended March 31, 2002 and 2003.

CAPITALIZED SOFTWARE COSTS

The Company has adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs that are incurred subsequent to establishing technological feasibility are capitalized. Amounts capitalized as software development costs are generally amortized on a straight-line basis over five years. The company reviews capitalized software costs for impairment on an annual basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded in 2002 and 2003.

During the years ended March 31, 2002 and 2003, the company capitalized $204,895 and $285,747, respectively. Amortization of capitalized software development costs, included in costs of revenues, for the years ended March 31, 2002 and 2003 amounted to $129,688 and $186,837, respectively.

REVENUE RECOGNITION

The Company accounts for software revenue recognition in accordance with Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"). The Company's revenues are generated from the following primary sources: i) software licensing, including customer licenses and ASP service agreements, ii) software maintenance contracts, iii) professional consulting services, which includes systems implementation, training, custom software development services and other professional services.

Software licensing revenue is recognized when the following criteria are met: a) persuasive evidence of an arrangement exists, b) delivery has occurred and no significant obligations remain, c) the fee is fixed or determinable and d) collectivity is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual milestones for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria has been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g. delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon separate sales of renewals to customers or upon substantive renewal rates quoted in the agreements. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers.

Customers not wishing to license and operate the Company's software themselves may use the software through an ASP arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded when i) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, ii) incomplete implementation of ASP service arrangements, or iii) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are included in the Company's balance sheet under the caption "Deferred Revenue," and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to be in effect in the year in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT

Research  and  development   costs  are  expensed  as  incurred.   Research  and
development costs amounted to $387,477 and $289,424 for the years ended March 31, 2002 and 2003, respectively.

ADVERTISING EXPENSES

Advertising costs are expensed as incurred. Advertising costs totaled $17,058 and $7,912 for the years ended March 31, 2002 and 2003, respectively.

EMPLOYEE STOCK COMPENSATION

The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under the intrinsic value method, the Company recognizes compensation expense on the date of grant only if the estimated fair value of the underlying stock exceeds the exercise price. The Company recorded no stock based employee compensation cost for the years ended March 31, 2002 and 2003.

The Company has adopted the disclosure standards of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net income disclosures for employee stock option grants made as if the fair-value-based method of accounting for stock options as defined in SFAS 123 had been applied. The following table illustrates the effect on net income
(loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the years ended March 31, 2002 and 2003:

                                                         MARCH 31,
                                                        ----------
                                                     2002      2003
                                                     ----      ----
Net income (loss), as reported....................$(37,605)  $118,238
Additional stock-based employee compensation
expense determined under the fair value based
method, net of income tax benefits.................(39,598)  (42,757)
                                                   --------  --------

Pro forma net income (loss).......................$(77,203)   $75,481
                                                  =========   =======

Income (loss) per share:
As reported:
Basic.............................................  $(0.00)     $0.01
                                                    =======     =====

Diluted...........................................  $(0.00)     $0.01
                                                    =======     =====

Pro forma:
Basic.............................................  $(0.01)     $0.01
                                                    =======     =====

Diluted...........................................  $(0.01)     $0.01
                                                    =======     =====

The fair value of each stock option granted during the year is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:
                                                             MARCH 31,
                                                             ---------
                                                          2002       2003
                                                          ----       ----

Expected life (years)....................................   10         10
Expected volatility......................................    0%         0%
Expected dividend yield..................................    0%         0%
Risk-free interest rate.................................. 5.33%      5.11%

The weighted-average fair value of options granted during the year totaled $0.05 and $0.00 for March 31, 2002 and 2003, respectively.

EARNINGS (LOSS) PER SHARE

The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share is computed based on the same shares plus the potential shares issuable upon assumed exercise of outstanding stock options or other security contracts, but does not include the impact of dilutive securities that would be anti-dilutive.

The following  table sets forth the  computation  of basic and diluted  earnings
(loss) per share:

                                                   YEAR ENDED MARCH 31
                                                   -------------------
                                                  2002            2003
                                                  ----            ----
Numerator:
Net income (loss) available to common
shareholders.................................   $(37,605)    $118,238
                                                ---------    --------

Denominator:
Basic earnings per share - weighted average
shares....................................... 10,000,000   10,000,000
Effect of dilutive securities:
Stock options................................         --      293,167
                                                      --      -------

Denominator for diluted earnings per share --
weighted average shares...................... 10,000,000   10,293,167
                                              ----------   ----------

Earnings (loss) per share:
Basic........................................     $(0.00)       $0.01
                                                  =======       =====

Diluted......................................     $(0.00)       $0.01
                                                  =======       =====

For the years ended March 2002 and 2003, total stock options of 1,790,000 and 1,311,000 were not included in the computation of diluted income (loss) per share because their effect was anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003 and it has had no effect on the Company's financial position or operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosures" which amends SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 148 provides alternate methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in the financial statement about the effects of stock- based compensation. The Company has adopted the disclosure provision of SFAS 148 for the year ended March 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to materially impact the Company's financial condition or results of operations.

In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The Company has not yet evaluated its mandatorily redeemable financial instruments and related financial instruments for purposes of determining the impact of SFAS No. 150.

In November 2002, the FASB issued interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees. Including indirect Guarantees of Indebtedness of Others," which disclosures are effective for financial statements for periods ending after December 15, 2002. While the Company has various guarantees included in contracts in the normal course of business, primarily in the form of indemnities, these guarantees would only result in immaterial increases in future costs, but do not represent significant commitments or contingent liabilities of the indebtedness of others.

In January 2003, the FASB issued interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable immediately for variable interest entities created after January 1, 2003. For variable interest entities created prior to January 1, 2003, the provisions of FIN 46 are applicable no later than July 1, 2003. The Company does not currently believe that any material entities will be consolidated as a result of FIN 46.

In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

NOTE 3--BALANCE SHEET COMPONENTS

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2002 and 2003:

                                                         MARCH 31,
                                                         ---------

                                                    2002      2003
                                                    ----      ----

Furniture and fixtures...........................   $9,426     $9,426
Computer equipment...............................  120,454    131,455
Computer software................................   11,482     12,982
Office furniture.................................   10,792     10,792
                                                    ------     ------

                                                   152,154    164,655
Less: Accumulated depreciation................... (106,910) (133,977)
                                                  --------- ---------

Total property and equipment, net................  $45,244    $30,678
                                                   =======    =======

Computer equipment consists primarily of costs incurred for computers, servers and backup battery devices used in the Company's operations. Depreciation expense for the years ended March 31, 2002 and 2003 was $21,020 and $27,067, respectively.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The Company capitalizes the cost of software development in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalized software development costs consisted of the following as of March 31, 2002 and 2003:

                                                         MARCH 31,
                                                         ---------
                                                    2002      2003
                                                    ----      ----

Development costs................................ $648,440   $934,187
Less: Accumulated amortization................... (268,033) (454,870)
                                                  --------- ---------

Unamortized development costs, net............... $380,407   $479,317
                                                  ========   ========

Accounts payable and accrued expenses consisted of the following as of March 31, 2002 and 2003:

                                                         MARCH 31,
                        `                                ---------
                                                       2002    2003
                                                       ----    ----

Accounts payable....................................    $383  $16,013
Accrued compensation and benefits...................  47,265   36,615
Other accrued liabilities...........................   5,733   26,563
                                                       -----   ------

Total accounts payable and accrued expenses......... $53,381  $79,191
                                                     =======  =======

Accrued compensation and benefits primarily relate to accrued employee vacation costs. Other accrued liabilities relate to general business obligations incurred prior to the balance sheet date, which were paid in subsequent reporting periods.

DEFERRED REVENUES

Deferred revenues consisted of the following as of March 31, 2002 and 2003:

                                                          MARCH 31,
                                                          ---------
                                                     2002         2003
                                                     ----         ----

License fees...................................... $100,000     $     --
ASP service fees..................................   85,687      168,901
Maintenance fees..................................  249,749      238,826
Web site subscription fees........................   24,417       35,533
Development fees..................................       --       86,864
                                                        ---       ------

Total............................................. $459,853     $530,124
                                                   ========     ========

Deferred revenues represent amounts collected from customers prior to satisfying the Company's revenue recognition criteria.

NOTE 4--LINE OF CREDIT

In November 2001, the Company received a $200,000 line of credit from Wells Fargo Bank for general corporate purposes. The credit line bears interest at 7.50% per annum. The Company has not borrowed any funds, nor incurred any interest charges under the credit line. The line of credit expires in November 2003.

NOTE 5--NOTES PAYABLE

In November 2001, the Company incurred a $25,000 term loan from Wells Fargo Bank for the purchase of a battery backup system to mitigate risks from rolling blackouts due to an energy crisis in California. In addition to receivables and other assets of the Company, two shareholders pledged certain personal assets as collateral for the loan. The Company makes monthly payments of principal and interest on the loan, which is schedule to expire in November 2003. The term loan bears interest at 8.25% per annum.

A summary of Notes Payable is as follows:
                                                           MARCH 31,
                                                           ---------
                                                        2002     2003
                                                        ----     ----

Notes payable......................................  $20,833   $8,333
Less: Current portion..............................  (12,500)  (8,333)
                                                     --------  -------

Notes payable, less current portion................   $8,333       $--
                                                     ========      ===

NOTE 6--INCOME TAXES

Provision for income taxes consists of the following:

                                                         Years ended
                                                           MARCH 31,
                                                         -----------
                                                        2002    2003
                                                        ----- -------

Current:
Federal................................................ $ --    $  --
State..................................................  800      800
Deferred:
Federal................................................   --   36,300
State..................................................   --   11,800
                                                        ----  -------

                                                        $800  $48,900


Net deferred tax liabilities consist of the following as of March 31, 2002 and 2003:

                                                         MARCH 31,
                                                         ---------
                                                    2002      2003
                                                    ----      ----

Deferred tax assets:
Net operating loss carryforwards.................  $22,200    $33,200
Deferred revenues................................  183,200    211,200
Accounts payable and accruals....................   21,300     31,500
                                                    ------     ------

Total deferred tax assets........................  226,700    275,900
                                                   -------    -------

Deferred tax liabilities:
Accounts receivable..............................  (74,500) (132,400)
Capitalized software costs....................... (151,500) (190,900)
Depreciation.....................................   (3,900)   (3,900)
                                                    -------   -------

Total deferred tax liabilities................... (229,900) (327,200)
                                                  --------- ---------

Net deferred tax liability.......................  $(3,200) $(51,300)
                                                   ======== =========

At March 31, 2003, the Company has net operating loss carryforwards of approximately $90,000 and $45,000 for Federal and State, respectively, which will expire at various dates through 2020.

NOTE 7--STOCKHOLDER'S EQUITY

STOCK DIVIDEND

On November 7, 2000 the Board of Directors declared a 1,000:1 stock dividend and increased the common shares authorized from 50,000 to 50,000,000 and issued and outstanding from 10,000 shares to 10,000,000 shares. All stock related data in the financial statements reflect the stock dividend for all periods presented. The amendment to the Company's articles of incorporation was filed with the State of California subsequent to March 31, 2003.

STOCK OPTION PLAN

In December 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") under which non-qualified stock options may be granted to employees, outside directors and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company has reserved a total of 5,000,000 shares of the Company's common stock for issuance upon the exercise of options granted in accordance with the Plan.

Options granted under the Plan expire in 10 years following the date of grant (5 years for stockholders who own greater than 10% of outstanding stock) and are subject to limitation on transfer. The Plan is administered by the Board of Directors.

The Plan provides for granting of incentive stock options at not less than 100% of the fair market value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 100% of the fair market value of the stock on the date of grant as determined by the Company's Board of Directors. Upon a change in control of the Company, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:


                                                                      Weighted
                                                           Options     Average
                                             Shares       Granted -   Exercise
                                            Available     Number of   Price Per
                                            for Grant      Shares      Share
                                            -----------   ----------  ---------
Balances, March 31, 2001...............      3,379,000    1,621,000       $.55
Options granted .......................       (224,000)     224,000       $.78
Options forfeited......................         55,000      (55,000)      $.60
                                                -------   ----------      ----

Balances, March 31, 2002...............      3,210,000    1,790,000       $.58
Options granted........................       (300,000)     300,000      $1.00
                                             ----------   ----------     -----

Balances, March 31, 2003...............      2,910,000    2,090,000       $.64
                                             ==========   ==========      ====


The following summarizes stock options outstanding as of March 31, 2003:

                          OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                          -------------------         -------------------
                                           Weighted
                               Weighted     Average              Weighted
                    Average    Exercise     Shares    Exercise   Average
Exercise Prices     Shares    Life (Years)   Price   Exercisable  Price
---------------    -------    ------------ --------  ----------- --------
$.25               150,000      7.7         $.25      75,000      $.25
$.40               605,000      7.7         $.40     302,500      $.40
$.50                24,000      8.2         $.50       6,000      $.50
$.60               561,000      7.7         $.60     280,500      $.60
$.75               150,000      8.1         $.75      37,500      $.75
$1.00              600,000      8.4        $1.00     137,500     $1.00
                   -------      ---        -----     -------     -----

                 2,090,000      8.0         $.64     839,000      $.57
                 =========      ===         ====     =======      ====

NOTE 8--COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases its development and Corporate offices under non- cancelable operating lease agreements, which expire at various dates through August 2005. The lease agreements provide for base rental rates, which increase at defined intervals during the term of the lease. The Company does not account for increasing base rentals using a straight-line method over the lease term as the differences between the straight-line method and cash payment is not material.

The Company's rental expense for operating leases was $67,282 and $79,309 for the years ended March 31, 2002 and 2003, respectively. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at March 31, 2003:
Years ending March 31,

                                                                AMOUNT

2004........................................................  $49,087
2005........................................................   28,804
2006........................................................   10,944
                                                               ------

                                                              $88,835
                                                              =======
Employee Benefit Plans

The Company's employees are covered by a profit sharing plan qualified under IRS section 401. The plan provides for the Company to make discretionary profit contributions on behalf of eligible employees. The Company made no contributions in 2002 or 2003.

NOTE 9--RELATED PARTY TRANSACTIONS

The Company leases office space from a company controlled by the Company's CEO. Office rental rates approximate market value for the size, type and office location. Rents paid under this lease totaled $28,260 and $31,170 for the years ended March 31, 2002 or 2003, respectively.

From time to time, the Company uses an outside contractor related to the Company's president. Rates paid for work provided are consistent with comparable contractors. Fees paid during the years ended March 31, 2002 or 2003 amounted to $11,695 and $47,483, respectively.